Exhibit 10.8
                                  ------------



                             BSD MEDICAL CORPORATION

                               EMPLOYEE AGREEMENT



/s/  Turner                          Paul                            F.
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Employee's Last Name                 First Name                   Initial
                             (Please type or print)


         In this AGREEMENT:

         1. COMPANY means BSD Medical Corporation, and any existing or future subsidiaries, owned or controlled, directly or indirectly by said Company.

         2. CONFIDENTIAL INFORMATION means information, not generally known, and proprietary to the Company, about the Company's processes and products, including information relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising and selling. All information disclosed to me, or to which I obtain access, during the period of my employment, which the Company could reasonably be expected to desire to be held in confidence, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information.

         3. INVENTIONS means discoveries, improvements and ideas (whether or not shown or described in writing or reduced to practice), including, but not limited to, formulas, patterns, computer programs, devices, processes, methods, procedures, and literary property rights, whether patentable or copyrightable or not, (1) relating to any of the Company's present or future manufacturing, sales, research, development or other activities, or investigations, it being understood by me that many of such activities or investigations relate to things which are entirely foreign to any products or processes currently being made or used by the Company, or (2) relating to ideas, work or investigations conceived or carried on by me in connection with or because of my employment by the Company, or based upon Confidential Information gained as a result of my employment by the Company.

         4. CONFLICTING PRODUCT means any product or process of any person or organization, other than the Company, in existence or under development, which is the same as or similar to or competes with a product or process upon which I work (in either a sales or a non-sales capacity) during the last three years of my employment by the Company, or about which I acquire Confidential Information.

         5. CONFLICTING ORGANIZATION means any person, partnership, corporation, or other organization which is engaged in or proposes or intends to become engaged in, research on or development, production, marketing, leasing or selling of a Conflicting Product.


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

I AM EMPLOYED OR DESIRE TO BE EMPLOYED BY THE COMPANY IN A CAPACITY IN WHICH I MAY RECEIVE OR CONTRIBUTE TO CONFIDENTIAL INFORMATION. IN CONSIDERATION OF SUCH EMPLOYMENT OR CONTINUED EMPLOYMENT, AND IN CONSIDERATION OF BEING GIVEN ACCESS TO CONFIDENTIAL INFORMATION, I AGREE:

         A. With respect to Inventions made or conceived by me, either solely or jointly with others, (1) during my employment, whether or not during normal working hours or whether or not at the Company's premises; or (2) within one year after termination of my employment if such Inventions relate to a product or process upon which I worked during the last three years of employment by the Company, or which are based on Confidential Information;

              a. To promptly and fully disclose and describe such inventions in writing to the Company.

              b. To assign (and I do hereby assign) to the Company all of my rights to such Inventions, and to applications for letters patent and/or copyright in all countries and to letters patent and/or copyrights granted upon such Inventions in all countries.

              c. To acknowledge and deliver promptly to the Company (without charge to the Company but at the expense of the Company) such written instruments and to do such other acts as may be necessary and in the opinion of the Company to obtain and maintain letters patent and/or copyrights and to vest the entire right and title thereto in the Company.

         B. EXCEPT as required in my duties to the Company, I will never, either during my employment by the Company or thereafter, use or disclose any Confidential Information as defined in paragraph "2" hereinabove.

         C. UPON termination of my employment with the Company, all records of Confidential Information, including copies thereof in my possession, whether prepared by me or others, will be left with the Company.

         D. EXCEPT as listed at the end of this Agreement, I will not assert any rights under my Inventions as having been made or acquired by me prior to my being employed by the Company.

         E. FOR a period of one year after termination of my employment with the Company:

              a. If I have been or am employed by the Company in a sales capacity, I will not render services in the United States, directly or indirectly, to any Conflicting Organization in connection with the development, manufacture, marketing, sale, merchandising or promotion of any Conflicting Product to any person or organization upon whom I called, whose account I supervised on behalf of the Company or who was in any geographic region in which I sold a product or had sales responsibility for the Company, at any time during the last three years of my employment by the Company.


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

              b. If I have been or am employed by the Company in a non-sales capacity, I will not render services, directly or indirectly, in the United States or in any country in which the Company has a plant for manufacturing a product or has sold a product upon which I worked during my employment by the Company, to any Conflicting Organization, except that I may accept employment with a large Conflicting Organization whose business is diversified (and which has separate and distinct divisions), and which, as to part of its business, is not a Conflicting Organization, provided the Company, prior to my accepting such employment, shall receive separate written assurances satisfactory to the Company from such Conflicting Organization and from me, that I will not render services directly or indirectly in connection with any Conflicting Product.

         F. ALL by obligations under this Agreement shall be binding upon my heirs, assigns, and legal representatives.

         G. ANY PROVISION of this Agreement which is contrary to the requirements of any statute of the State in which I am employed by the Company shall not be rendered void, but shall be applied to the extent that any judicial determination finds such provision to be a reasonable or otherwise enforceable restriction under the circumstances involved and under the considerations set forth in this Agreement.

         H. THIS AGREEMENT replaces any existing Agreement entered into by me and the Compnay relating generally to the same subject matter; but such replacement shall not affect rights and obligations of either party arising out of any such prior Agreement which shall then continue to be in effect for that purpose.

(Do not disclose or describe here anything you regard as being confidential. What is wanted in this space, pursuant to paragraph "D" above, is a brief description of the product or process, etc., plus a list of source documents, such as patents, patent applications, drawings, or written descriptions, identified by number, title and date.) Previous patents and inventions in microwave communications, receiver, and antenna design preceded BSD employment (i.e. U.S. Patent No. 4,107,624). Certain industrial heating processes such as making commercial diamonds are not within the scope of BSD medical.


Signed at /s/ BSD Medical, Salt Lake City this 2 day of November 1988.


                                         /s/  Paul L. Turner
                                         ------------------------
                                         Employee's Signature


                                         762 Lacey Way
                                         ------------------------
                                         Home Address


                                         North Salt Lake, UT  84054
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                                         City            State  ZIP

                                         North Salt Lake, UT 84054
                                         --------------------------
                                         Employee's Social Security Number


ACCEPTED FOR THE COMPANY THIS 2nd DAY OF November, 1988. THIS AGREEMENT BECOMES BINDING UPON ACCEPTANCE BY THE COMPANY.


                                         /s/ Victor A.
                                         ------------------------
                                         Signature


                                         /s/ President
                                         ------------------------
                                         Title



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



             PAUL F. TURNER AND BSD MEDICAL CORP. CONTRACT ADDENDUM

1. All references to "literary property rights" or "copy writeable" product are omitted from the agreement.

2. Nothing in this Agreement limits or constrains Paul F. Turner from publishing and fully preserving all literary and copyrights and privileges.

3. Paragraph "B" on Page 2 is modified to read: "During the one year post termination period, and as required by the terms of this agreement, I will never disclose any confidential material as described in Paragraph 2 herein above, except as authorized by the company.

4. Paragraph "C" on Page 2 should be amended to read: "Upon termination of my employment with the company, all records of confidential information will be left with the company and such information shall be provided to employee (Paul F. Turner) to allow the completion of any project which the employee must complete in accordance with the terms of this agreement, and the employee shall have access to any material as may be needed to utilize literary property rights for a period of three years from the termination date.

5. Upon the non voluntary termination of employee, in addition to the other terms, conditions and rights as preserved by this contract, employer (BSD Medical) shall provided for employee severance pay for a one year period commencing from the last day of full time employment.

         Severance pay shall be defined as a full and complete extension of all employee rights, privileges and benefits including health and medical and a salary to be determined by the higher of:

         a.   $79,000.00; or

         b. an average of the employees' gross salary for the immediate past twelve months prior to termination. Severance salary is to be paid in bi-monthly payments commencing with termination. If payments are over-due by thirty days, the non-competition agreement is void and discontinued.

         The severance payments for the last two months of the severance period must be paid in advance upon termination notification and are not refundable to the company. The severance will not include additional vacation or sick leave accrual following termination.

         Employee shall not be entitled to severance benefits during the first year after termination of employment if he shall freely and voluntarily remove himself from the employ of the employer, but shall be entitled to full severance benefits should his termination result from any intentional duress or encouragement emanating from the employer or its agents.

6. During the twelve months following termination of employment, the company shall pay out of pocket expenses, if professional consulting is requested.



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


7.       The mutually agreed salary schedule shall be:

                Yearly Rate                                    Effective Date

                    79,000                                     October 1, 1988
                    87,000                                     October 1, 1989
                    95,000                                     October 1, 1990
                   105,000                                     October 1, 1991
                   115,000                                     October 1, 1992

         After October 1, 1993, further salary increase shall be based upon reasonable mutual agreements to preserve this employee agreement.

8. New patent disclosures following the date of this agreement shall be rewarded by 1000 option shares of stock or $1,000.00 for each issued patent. These shall be non-qualified incentive options priced at the fair market value on the date of the new issued patents. The amount of this reward shall be half that stated above in the case of multiple inventors.

9. At the option of the employer, the non-competition agreement may be extended to an additional four years by written notification to the employee at least three months prior to the end of the first severance year.

         Extension of this non-competition agreement requires that compensating payments by given to the employee at the same amount and payment schedule as defined for severance payments in item 5 of this addendum. Activation of this option will result in compensation payments continuing or beginning regardless of voluntary or non-voluntary termination. If these compensating payments are overdue more than 30 days this non-competition agreement becomes void. Once these compensating payments are so discontinued, the non-competition extension is void.

10. Upon termination of employment, a payment will be promptly made for any accrued vacation.

11. As part of this agreement an award of 50,000 non-qualified option shares of BSD Medical Corporation stock shall be given to Paul F. Turner with the effective date of 30 September, 1988 at a price of
         2.375 US dollars per share. These option shares shall have a vesting period of five year, with one fifth of these shares being vested at the end of each year of this five year vesting period.

         DATED this 2 day of November, 1988.


                                    /s/  Paul L. Turner
                                    -----------------------------
                                    PAUL F. TURNER

                                    For and Representing
                                    BSD MEDICAL CORPORATION

                                    /s/  Victor A. Vaguine
                                    -----------------------------
                                    VICTOR VAGUINE



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